Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043 and 333-157638 on Form S-8 and Registration Statement Nos. 333-74590, 333-110477, 333-112452, 333-124107, 333-141720 and 333-155346 on Form S-3 of our report dated March 2, 2009 (May 15, 2009 as to the effects of retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Settlement) (“FSP APB 14-1”) as described in Note 8 to the consolidated financial statements)  relating to the financial statements and financial statement schedule of Scientific Games Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the retrospective adoption of FSP APB 14-1 on January 1, 2009, and adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on January 1, 2007), appearing in this Current Report on Form 8-K of Scientific Games Corporation dated May 18, 2009.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

May 15, 2009